Exhibit 10.17

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of September 5, 2007, by and between Duff & Phelps Corporation, a Delaware corporation (the “Company”), Duff & Phelps Acquisitions, LLC, a Delaware limited liability company (“DPA”) and Shinsei Bank, Limited, a Japanese Corporation (the “Stockholder”).

RECITALS

WHEREAS, as part of the transactions contemplated by the Stock Purchase Agreement, dated as of September 1, 2007 (the “Stock Purchase Agreement”), by and among the Company, DPA and the Stockholder, the Stockholder is purchasing from the Company such number of shares of Class A Common Stock (the “Purchased Common Stock”) equal to approximately 10% of the equity capital of the Company on a Fully Diluted Basis (as defined herein) as of the Purchase Closing Date;

WHEREAS, pursuant to the Stock Purchase Agreement, if the Company shall have not consummated its IPO on or prior to October 31, 2007, the Stockholder shall, instead of purchasing the Purchased Common Stock, purchase the Note to be issued by DPA, which shall be convertible into DPA Class A Units, as set forth in the Note;

WHEREAS, pursuant to the Stock Purchase Agreement, if the Company shall have not consummated its IPO on or prior to October 31, 2008, (i) 50% of the Note Principal Amount will automatically convert into 2,860,096 DPA Class A Units, and (ii) the Note will automatically be exchanged for the New Note to be issued by DPA, which shall be convertible into 2,860,096 of DPA Class A Units, as set forth in the Stock Purchase Agreement;

WHEREAS, the Stockholder, DPA and the Company desire to enter into this Agreement for the purpose of governing certain aspects of the Stockholder’s relationships with DPA and the Company; and

WHEREAS, it is in the best interests of the Company, DPA and the Stockholder that such aspects of their relationships be so governed;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound the parties hereto hereby agree as follows:

Section 1.           Definitions.  As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a)           “Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding anything to the contrary herein or therein, none of (i) the Stockholder (and its Affiliates) nor (ii) the Company (and its Affiliates) shall be deemed to be an Affiliate of any other.

(b)           “Aggregate Purchase Price” means $54,236,250, the total price that Stockholder is going to pay for the Purchased Common Stock, as set forth in the Stock Purchase Agreement.

(c)           “Agreement” has the meaning set forth in the introductory paragraph.

(d)           “Amended and Restated DPA Securityholders Agreement” means the Amended and Restated Securityholders Agreement by and among DPA and the other parties thereto, dated October 31, 2006.

(e)           “Applicable Laws and Regulations” means, as to any Person, any law, statute, ordinance, treaty, rule, regulation, right, privilege, qualification, license, order, judgment, decree, franchise or determination of an arbitrator or a court or other Governmental Entity or stock exchange, or common law, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

(f)            “Board” means the entire Board of Directors of the Company.

(g)           “Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

(h)           “Class A Common Stock” means the Class A common stock par value $0.01 per share, of the Company.

(i)            “Company” has the meaning set forth in the introductory paragraph.

(j)            “Company Sale” means the consummation of a transaction, whether in a single transaction or a series of related transactions that consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person, or a group of related Persons on an arm’s-length basis, pursuant to which such Person or group of related Persons (i) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the outstanding voting securities of the Company or (ii) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, that in no event shall a Company Sale be deemed to include any transaction effected for the purpose of (x) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries or (y) contributing stock to entities controlled by the Company.

(k)           “DPA Class A Units” means Class A Units of DPA, which have the rights, preferences and terms contained in the DPA LLC Agreement.

(l)            “DPA Class B Units” means Class B Units of DPA, which have the rights, preferences and terms contained in the DPA LLC Agreement.

(m)          “DPA Class C Units” means Class C Units of DPA, which have the rights, preferences and terms contained in the DPA LLC Agreement.

(n)           “DPA Class D Units” means Class D Units of DPA, which have the rights, preferences and terms contained in the DPA LLC Agreement.

(o)           “DPA Class E Units” means Class E Units of DPA, which have the rights, preferences and terms contained in the DPA LLC Agreement.

(p)           “DPA Class F Units” means Class F Units of DPA, which have the rights, preferences and terms contained in the DPA LLC Agreement.

(q)           “DPA Class G Units” means Class G Units of DPA, which have the rights, preferences and terms contained in the DPA LLC Agreement.

(r)            “DPA LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of DPA, dated as of October 31, 2006.

(s)           “DPA New Class A Units” means the New Class A Units of DPA  into which the DPA Units are convertible, as set forth in the Reorganization Agreement.

(t)            “DPA Units” means, collectively, the DPA Class A Units, the DPA Class B Units, the DPA Class C Units, the DPA Class D Units, the DPA Class E Units, the DPA Class F Units and the DPA Class G Units.

(u)           “Equity Securities” means, (i) any capital stock, membership interest or other share capital, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interest or other share capital or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, and (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

(v)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)          “Fully Diluted Basis” means, as of the Purchase Closing Date,  with respect to the Equity Securities of the Company 33,767,573 shares of Class A Common Stock to be outstanding as of immediately after the consummation of the IPO without giving effect to the underwriters’ exercise of the over-allotment option (which number shall be subject to proportionate and equitable adjustment for any stock dividends, stock splits, combinations and similar recapitalizations affecting the Equity Securities of the Company occurring subsequent to the date hereof), calculated (i) based on the anticipated size of the IPO, as contemplated in the Preliminary Prospectus filed in connection with the IPO expected to close prior to October 31, 2007, (ii) assuming a full conversion of the DPA Units into DPA New Class A Units, as set forth in the Reorganization Agreement, (iii) taking into account the redemption of certain DPA New Class A Units (but excluding any redemptions to be made upon the exercise by the underwriters in the IPO of their option to purchase additional shares of Class A Common Stock to cover over-allotments) immediately following the consummation of the IPO as set forth in the first sentence of the second paragraph of the “Use of Proceeds” section of the Preliminary Prospectus filed in connection with the IPO expected to close prior to October 31, 2007, which “Use of Proceeds” section is attached hereto as Exhibit A, (iv) assuming a full conversion by all securityholders of the remaining DPA New Class A Units (other than those to be held by the Company), both vested and unvested, into shares of Class A Common Stock, as set forth in the Reorganization Agreement, (v) excluding any shares of restricted stock to be issued in connection with the IPO, and (vi) excluding the shares of Class A Common Stock underlying any options issued in connection with the IPO.

(x)            “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal. For purposes of this Agreement, Governmental Entity shall include the Financial Services Agency of Japan.

(y)           “IPO” means the sale of the Company’s Class A Common Stock in a firm commitment, underwritten initial public offering registered under the Securities Act.

(z)            “IPO Registration Statement “ means the Registration Statement on Form S-1 filed with the SEC on May 23, 2007 (Registration No. 333-143205), as amended to the date hereof.

(aa)         “Management Committee” means the Management Committee of DPA, established pursuant to Section 6.2 of the DPA LLC Agreement.

(bb)         “New Note” means the convertible note to be issued by DPA in exchange for the Note, if the Company shall have not consummated its IPO on or prior to October 31, 2008, as set forth in the Stock Purchase Agreement.

(cc)         “Note” means the convertible note to be issued by DPA to the Stockholder, if the Company shall have not consummated its IPO on or prior to October 31, 2007, as set forth in the Stock Purchase Agreement.

(dd)         “Note Principal Amount” means 50% of the Aggregate Purchase Price.

(ee)         “own,” “hold” or “held” (and words of similar import), with respect to any shares of Class A Common Stock, means either held of record or beneficially owned within the meaning of Rule 13d-3 under the Exchange Act.

(ff)           “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or other entity.

(gg)         “Pledge” means pledge, grant a security interest in, create a lien on, assign the right to receive distributions or proceeds from, or otherwise encumber, directly or indirectly, or any act of the foregoing.

(hh)         “Preliminary Prospectus” means the prospectus included in the IPO Registration Statement on whose cover the per share price range for the shares of the Class A Common Stock first appears.

(ii)           “Purchase Closing” means the closing of the purchase by the Stockholder from the Company of the Purchased Common Stock, as set forth in the Stock Purchase Agreement.

(jj)           “Purchase Closing Date” means the date on which the Purchase Closing occurs, as set forth in the Stock Purchase Agreement.

(kk)         “Purchased Common Stock” has the meaning set forth in the Recitals.

(ll)           “Reorganization Agreement” means that certain Reorganization Agreement, dated as of April 9, 2007, by and among DPA and the other parties named therein, a copy of which was previously provided to the Stockholder.

(mm)       “Stock Purchase Agreement” has the meaning set forth in the Recitals.

(nn)         “Stockholder” has the meaning set forth in the introductory paragraph.

(oo)         “Subsidiary” means, with respect to any Person, any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by such Person or (ii) with respect to which such Person possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management.

(pp)         “Third Amended and Restated DPA LLC Agreement” has the meaning set forth in Section 6 hereof.

(qq)         “Third Party” means any Person (other than the Company) that is a prospective Transferee of Class A Common Stock from the Stockholder.

(rr)           “Transfer”  means sell, assign, convey, contribute, give, or otherwise transfer, whether directly or indirectly, or any act of the foregoing, but excludes Pledge or any act of Pledging. The terms “Transferee,” “Transferor,” and other forms of the word “Transfer” shall have the correlative meanings.

Section 2.           Standstill.  If the Company shall have consummated its IPO on or prior to October 31, 2007, the Stockholder agrees that it shall not purchase any additional shares of the Class A Common Stock until 18 months after the Purchase Closing Date; provided, however, that, notwithstanding the foregoing, the foregoing shall not restrict, limit, prohibit or prevent (i) the Stockholder from voting its securities at any meeting of the stockholders or by written consent in lieu thereof in any manner determined by the Stockholder, (ii) any representative of the Stockholder who serves as a director, officer or Affiliate of any other company (other than a subsidiary of the Stockholder) from taking any action or omitting to take any action in his capacity as a director, officer or Affiliate of such company, or (iii) the Stockholder from investing in any entity that, prior to contemplation of any such investment, owns or holds shares of the Class A Common Stock.

Section 3.           Corporate Governance.

(a)           If the Company shall have consummated its IPO on or prior to October 31, 2007, then from and after the consummation of the IPO and for so long as the Stockholder owns at least 50% of the Purchased Common Stock, the Stockholder will have the right to designate one non-voting observer to the Company’s board of directors; provided, that such individual (x) signs a confidentiality agreement acceptable to the Company, and (y) is reasonably acceptable to the Company.

(b)           If the Company shall have not consummated its IPO by October 31, 2007, then from and after October 31, 2007 and for so long as the Stockholder owns the Note, the Stockholder shall have the right to designate an individual to serve on the Management Committee, and such individual shall have the right to serve on each committee of the Management Committee.

Section 4.           Preemptive Rights. Prior to the consummation of the Company’s IPO and for all such times as the Stockholder may hold the Note or the New Note, the Stockholder shall have the preemptive rights afforded to holders of DPA Class A Units under Article VI of the Amended and Restated DPA Securityholders Agreement; provided, that, such preemptive rights with respect to the Note or the New Note, as the case may be, shall be on an as-converted basis, based on the number of DPA Class A Units into which the full principal amount of the Note or the New Note, as the case may be, is convertible, each as set forth in the Stock Purchase Agreement.  For the avoidance of doubt, the preemptive rights set forth in Article VI of the Amended and Restated DPA Securityholders Agreement and in this Section 4 entitle the Stockholder to purchase its portion of the New Securities (as defined in the Amended and Restated DPA Securityholders Agreement). Nothing contained herein or therein shall entitle the Stockholder to preemptive rights with respect to the issuance of additional debt by the Company.

Section 5.           Transfer by the Stockholder.

(a)           The Stockholder hereby agrees that it shall not Transfer any shares of Purchased Common Stock to any Third Party except with the prior written consent of the Board in its sole discretion; provided, however, that, subject to Applicable Laws and Regulations, without the consent of the Board, the Stockholder may Transfer (i) 50% of the Purchased Common Stock from and after the first anniversary of the Purchase Closing Date, (ii) 75% of the shares of Purchased Common Stock from and after the date which is 18 months after the Purchase Closing Date, and (iii) 100% of the Purchased Common Stock from and after the second anniversary of the Purchase Closing Date.  Notwithstanding the foregoing, the Stockholder will have the right to Transfer its shares of Purchased Common Stock to the extent required by Applicable Laws and Regulations, or to fully comply or cooperate with bank regulatory agencies, including the Financial Services Agency of Japan. Notwithstanding the foregoing, the Stockholder shall be permitted to Transfer any or all of the shares of Purchased Common Stock in connection with a Company Sale.

(b)           The Stockholder hereby agrees that if (i) the Stockholder enters into or proposes to enter into any transaction pursuant to which the Stockholder shall Transfer shares of Purchased Common Stock to any Third Party, and (ii) immediately after such transaction, the Stockholder shall own less than 50% of the Purchased Common Stock, it shall notify the Company no later than three Business Days prior to the closing of such transaction and furnish the Company with a detailed statement of the circumstances surrounding the transaction.

Section 6.           Third Amended and Restated DPA LLC Agreement. The Company, DPA and the Stockholder hereby agree that, if the Company shall have consummated its IPO on or prior to October 31, 2007, upon the consummation of the Company’s IPO, the DPA LLC Agreement and the Amended and Restated DPA Securityholders Agreement shall terminate and have no force, and pursuant to the Reorganization Agreement, the Company, DPA and the other members of DPA shall enter into the Third Amended and Restated Limited Liability Agreement of DPA (the “Third Amended and Restated DPA LLC Agreement”) substantially in the form attached hereto as Exhibit A.

Section 7.           Amendments to the DPA LLC Agreement and the Amended and Restated DPA Securityholders Agreement. The Company, DPA and the Stockholder hereby agree that, if the Company shall have not consummated its IPO on or prior to October 31, 2007, upon the First Conversion Closing, both the DPA LLC Agreement and the Amended and Restated DPA Securityholders Agreement shall be amended. The amendment to the DPA LLC Agreement shall be substantially in the form attached hereto as Exhibit B and the amendment to the

Amended and Restated DPA Securityholders Agreement shall be substantially in the form attached hereto as Exhibit C.

Section 8.           Effectiveness of Agreement; Termination.  Without affecting any other provision or parties to this Agreement, this Agreement shall terminate and the rights and obligations of the parties hereto shall have no force or effect at such time as the Stockholder ceases to beneficially own any shares of Purchased Common Stock, the Note or the New Note.

Section 9.           Amendments.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, except by a written instrument executed by the Stockholder, DPA and the Company.  This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

Section 10.         No Inconsistent Agreement.  Neither the Company nor the Stockholder shall enter into any agreement with respect to the Class A Common Stock beneficially owned or held of record by the Stockholder which is inconsistent with the provisions hereof.

Section 11.         Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephonic confirmation thereafter),

(c)   If to the Stockholder:

Edward Gilbert
General Manager, Corporate Business
     Solutions Sub-Group
Shinsei Bank, Limited
2-1-8 Uchisaiwaicho
Chiyoda-ku, Tokyo 100-8501 Japan
Phone: (81)-3-5510-6614
Fax: (81)-3-4560-2846
E-mail:  edward.gilbert@shinseibank.com

with a copy to (which shall not constitute notice):

        O’Melveny & Myers LLP
Meiji Yasuda Seimei Building, 11th Floor
1-1, Marunouchi 2-chome, Chiyoda-ku
Tokyo 100-0005
Attention: Gary Smith and Randy Laxer
Facsimile No.: (81)-3-5293-2780

(d)   If to the Company or DPA:

Edward S. Forman, Esq.

Executive Vice President, General Counsel and Secretary

Duff & Phelps Corporation

55 East 52nd Street

New York, New York 10158

Phone: (212) 450-2810

Fax: (212) 450-2801

E-mail: edward.forman@duffandphelps.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Attention: David J. Goldschmidt, Esq.
Facsimile No.: (212) 735-2000

or at such other address as the Company or the Stockholder each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

Section 12.         Successors and Assigns.   All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each party hereto and their respective successors of the Company, whether so expressed or not.

Section 13.         Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 14.         Headings.  The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

Section 15.         Governing Law.  The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

Section 16.         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 17.         Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

Section 18.         Specific Performance.  Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Each party hereto hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 19.         Arbitration. Except to the extent that the parties hereto shall be entitled to apply to the courts for mandatory or injunctive relief, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termi-

nation or validity thereof, shall be settled by arbitration before three arbitrators in accordance with the then-current International Arbitration Rules of the American Arbitration Association and judgment upon the reward rendered by the arbitration may be entered in any court having jurisdiction thereof.  Arbitrators shall be entitled to grant injunctive relief or order specific performance as well as damages.  Any such arbitration will be held in New York, New York, USA.  The language of the arbitration proceedings shall be English.  The award of the arbitration tribunal shall be final and binding upon the parties.

Section 20.         Aggregation of Stock.  All Class A Common Stock held by or acquired by any Affiliated Person will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 21.         No Implied Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[Execution Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

DUFF & PHELPS CORPORATION

By:	/s/ Noah Gottdiener
	Name:	Noah Gottdiener
	Title:	Chief Executive Officer

DUFF & PHELPS ACQUISITIONS, LLC

By:	/s/ Noah Gottdiener
	Name:	Noah Gottdiener
	Title:	Chief Executive Officer

SHINSEI BANK, LIMITED

By:	/s/ Edward P. Gilbert
	Name:	Edward P. Gilbert
	Title:	General Manager